Exhibit 5.1

October 7, 2010

Cincinnati Bell Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cincinnati Bell Inc., an Ohio corporation (the “Company”), and its subsidiaries Cincinnati Bell Telecommunication Services LLC, an Ohio limited liability company, Cincinnati Bell Entertainment Inc., an Ohio corporation, Cincinnati Bell Complete Protection Inc., an Ohio corporation, Cincinnati Bell Wireless Company, an Ohio corporation, Cincinnati Bell Wireless LLC, an Ohio limited liability company, Cincinnati Bell Technology Solutions Inc., a Delaware corporation, BRCOM Inc., a Delaware corporation, Cincinnati Bell Any Distance Inc., a Delaware corporation, IXC Internet Services, Inc., a Delaware corporation, GramTel Inc., a Virginia corporation, CBTS Software LLC, a Delaware limited liability company, Cincinnati Bell Shared Services LLC, an Ohio limited liability company, eVolve Business Solutions LLC, an Ohio limited liability company, Cincinnati Bell Any Distance of Virginia LLC, a Virginia limited liability company, and Cyrus Networks, LLC, a Delaware limited liability company (collectively, the “Guarantors” and, together with the Company, the “Registrants”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Initial Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), as amended by Post Effective Amendment No. 1 thereto dated as of March 10, 2010 and Post-Effective Amendment No. 2 thereto dated the date hereof (together with the Initial Registration Statement, the “Registration Statement”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (a) debt securities of the Company in one or more series (the “Debt Securities”) to be issued under an indenture (the “Indenture”) to be entered into among the Registrants and a trustee (the “Trustee”) and (b) full and unconditional guarantees by the Guarantors (the “Guarantees” and, together with the Debt Securities, the “Securities”) of the Debt Securities of the Company to be issued under the Indenture.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrants and documents furnished to us by the Registrants without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrants with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Registrants or any restriction imposed by any court or governmental body having jurisdiction over the Registrants; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Registrants and the other parties thereto, we are of opinion that:

With respect to the Debt Securities and the Guarantees to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture and any supplemental indenture thereunder, (C) the Indenture and any supplemental indenture thereunder have been duly authorized and validly executed and delivered by the Registrants to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the boards of directors or members, as applicable (the “Boards”), of the Registrants have taken all necessary corporate or limited liability company, as applicable, action to approve the issuance and terms of the Debt Securities and the Guarantees, if any, the terms of the offering thereof and related matters, and (F) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Boards upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be validly issued and will constitute valid and binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture, the Debt Securities or the Guarantees that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture, the Debt Securities or the Guarantees to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein or (iii) the effect of any provision in the certificate of incorporation of any Registrant of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the Guarantees of the Registrants in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

                             /s/ Cravath, Swaine & Moore LLP

                      Cravath, Swaine & Moore LLP

Cincinnati Bell Inc.

221 East Fourth Street

Cincinnati, Ohio 45202

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